EXHIBIT 2.04

                               ARTICLES OF MERGER

                                       OF

                    AMERICAN SURGICAL SUPPLY CORP. OF FLORIDA
                      D/B/A AMERICAN MICRO COMPUTER CENTER

                                      INTO

                        AMERICAN MICRO ACQUISITION CORP.

        Pursuant to the provisions of Chapter 607, Florida Statutes, the parties hereto hereby adopt the following Articles of Merger for the purpose of merging them into one corporation:

        1. AMERICAN SURGICAL SUPPLY CORP. OF FLORIDA D/B/A AMERICAN MICRO COMPUTER CENTER, a Florida corporation (the "Merging Corporation"), shall be merged with and into AMERICAN MICRO ACQUISITION CORP., a Florida corporation (the "SURVIVING CORPORATION"), which shall be the surviving corporation in the merger.

        2. The merger shall become effective on the date on which these Articles of Merger are filed with the Florida Department of State (the "EFFECTIVE DATE").

        3. The Articles of Incorporation of the Surviving Corporation as in effect immediately prior to the Effective Date shall remain and be the Articles of Incorporation of the Surviving Corporation.

        4. The Plan of Merger, a copy of which is attached hereto and made a part hereof, was adopted and approved by the directors and shareholders of the Merging Corporation on June 29, 1999 and the Surviving Corporation on June 29, 1999.

        5. The name of the Surviving Corporation after the Merger shall be AMERICAN MICRO COMPUTER CENTER, INC.

        IN  WITNESS   WHEREOF,   the  Surviving   Corporation  and  the  Merging
Corporation have caused these Articles of Merger to be executed by their respective officers as of June 29, 1999.

AMERICAN SURGICAL SUPPLY CORP.                 AMERICAN MICRO ACQUISITION
OF FLORIDA D/B/A AMERICAN MICRO                CORP.
COMPUTER CENTER

By:     /s/ John B. Gallagher                  By:   /s/ Harry D. Shields
   ----------------------------------              -----------------------------
        Name:  John B. Gallagher                     Name:  Harry D. Shields
        Its:   President                             Its:   President